Exhibit 4(b) PPL CAPITAL FUNDING, INC., Issuer and PPL CORPORATION, Guarantor TO THE BANK OF NEW YORK MELLON, (as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), Trustee Supplemental Indenture No. 18 Dated as of August 9, 2024 Supplemental to the Indenture dated as of November 1, 1997 Establishing a series of Securities designated 5.250% Senior Notes due 2034 initially limited in aggregate principal amount to $750,000,000

2 SUPPLEMENTAL INDENTURE No. 18, dated as of August 9, 2024 among PPL CAPITAL FUNDING, INC., a corporation duly organized and existing under the laws of the State of Delaware (formerly known as PP&L Capital Funding, Inc.) (herein called the “Company”), PPL CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (formerly known as PP&L Resources, Inc.) (herein called the “Guarantor”), and THE BANK OF NEW YORK MELLON, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as Trustee (herein called the “Trustee”), under the Indenture dated as of November 1, 1997 (hereinafter called the “Original Indenture”), this Supplemental Indenture No. 18 being supplemental thereto. The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometimes collectively called the “Indenture.” Recitals of the Company and the Guarantor The Original Indenture was authorized, executed and delivered by the Company and the Guarantor to provide for the issuance by the Company from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and for the Guarantee by the Guarantor of the payment of the principal of, and premium, if any, and interest, if any, on such Securities. As contemplated by Sections 301 and 1201(f) of the Original Indenture, the Company wishes to establish a series of Securities to be designated “5.250% Senior Notes due 2034” to be issued in an initial aggregate principal amount (but subject to increase as contemplated in Section 301(b) and the last paragraph of Section 301 of the Original Indenture) of $750,000,000, such series of Securities to be hereinafter sometimes called “Series No. 16.” As contemplated by Sections 201 and 1402 of the Original Indenture, the Guarantor wishes to establish the form and terms of the Guarantees to be endorsed on the Securities of Series No. 16. As contemplated by Section 1201 of the Original Indenture, the Company and the Guarantor wish to change a provision of the Original Indenture. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 18 to establish the Securities of Series No. 16 and has duly authorized the issuance of such Securities; the Guarantor has duly authorized the execution and delivery of this Supplemental Indenture No. 18 and has duly authorized its Guarantees of the Securities of Series No. 16; and all acts necessary to make this Supplemental Indenture No. 18 a valid agreement of the Company and the Guarantor, to make the Securities of Series No. 16 valid obligations of the Company, and to make the Guarantees valid obligations of the Guarantor, have been performed. NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE No. 18 WITNESSETH:

3 For and in consideration of the premises and of the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of Series No. 16, as follows: ARTICLE ONE Sixteenth Series of Securities Section 1. There is hereby created a series of Securities designated “5.250% Senior Notes due 2034” issued in an original aggregate principal amount (but subject to increase as contemplated in Section 301(b) and the last paragraph of Section 301 of the Original Indenture) of $750,000,000. The form and terms of the Securities of Series No. 16 shall be established in an Officers’ Certificate of the Company and the Guarantor, as contemplated by Section 301 of the Original Indenture. Section 2. The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of Series No. 16, or any portion of the principal amount thereof, for a period of more than one year prior to Maturity, as contemplated by Section 701 of the Original Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate: (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall arise only upon the delivery to the Company by the Trustee of a notice asserting the deficiency and showing the calculation thereof and shall continue only until the Company shall have delivered to the Trustee an opinion of an independent public accountant of nationally recognized standing to the effect that no such deficiency exists and showing the calculation of the sufficiency of the deposits then held by the Trustee; and (B) an Opinion of Counsel to the effect that the Holders of such Securities, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

4 ARTICLE TWO Form of Guarantee Guarantees to be endorsed on the Securities of Series No. 16 shall be in substantially the form set forth below: [FORM OF GUARANTEE] PPL Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Guarantor”, which term includes any successor under the Indenture (the “Indenture”) referred to in the Security upon which this Guarantee is endorsed), for value received, hereby fully and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed, the due and punctual payment of the principal of, and premium, if any, and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, in accordance with the terms of such Security and of the Indenture. In case of the failure of PPL Capital Funding, Inc., a corporation organized under the laws of the State of Delaware (the “Company,” which term includes any successor under the Indenture), punctually to make any such payment, the Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or the Indenture, any failure to enforce the provisions of such Security or the Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the Stated Maturity thereof. The Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or the Holder of such Security exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the

5 Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in this Guarantee. This Guarantee shall constitute a guaranty of payment and not of collection. The Guarantor hereby agrees that, in the event of a default in payment of principal of, or premium, if any, or interest on such Security, whether at its Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company. The obligations of the Guarantor hereunder with respect to such Security shall be continuing and irrevocable until the date upon which the entire principal of, and premium, if any, and interest on such Security has been, or has been deemed pursuant to the provisions of Article Seven of the Indenture to have been, paid in full or otherwise discharged. The Guarantor shall be subrogated to all rights of the Holder of such Security upon which this Guarantee is endorsed against the Company in respect of any amounts paid by the Guarantor on account of such Security pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, and premium, if any, and interest, if any, on all Securities issued under the Indenture shall have been paid in full. This Guarantee shall remain in full force and effect and continue notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or reinstated, as the case may be, if at any time payment of the Security upon which this Guarantee is endorsed, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Holder of such Security, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned on such Security, such Security shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned. This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guarantee is

6 endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture. All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in such Indenture. This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent the Trust Indenture Act shall be applicable. IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed. Dated: _________________, 2024 PPL CORPORATION By: __________________________ Name: Title: [END OF FORM]

7 ARTICLE THREE Amendments to the Original Indenture Section 1. Solely with respect to Securities of Series No. 16, Section 404 of Article Four of the Original Indenture is hereby amended by replacing the phrase “not less than 30 nor more than 60 days” with “not less than 10 days nor more than 60 days.” Section 2. Solely with respect to Securities of Series No. 16, Section 701 of Article Seven of the Original Indenture is hereby amended by adding a new ultimate paragraph of Section 701: “In addition to the foregoing, the Securities of Series No. 16 shall be deemed to have been paid for all purposes of this Indenture, and the entire indebtedness of the Company and the Guarantor with respect to such Securities shall be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company or the Guarantor), in trust within one year prior to (x) Maturity or (y) redemption: a) money in an amount which shall be sufficient, or b) in the case of a deposit made prior to the Maturity of such Securities or portions thereof, Government Obligations, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, shall be sufficient, or c) a combination of (a) or (b) which shall be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof at Maturity or at redemption (if such Securities are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee); provided, however, that in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; provided, further that upon any redemption that requires the payment of a premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee (or such other entity designated by the Company for this purpose) equal to the applicable premium calculated as of the date of the notice of redemption, with any deficit as of the Redemption Date (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee (or such other entity designated by the Company for this purpose) on or prior to the Redemption Date. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee at least one Business Day prior to the date of the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption, and provided, further, that the Company shall have delivered to the Trustee and such Paying Agent:

8 x) if such deposit shall have been made prior to the Maturity of such Securities or redemption, a Company Order stating that the money and Government Obligations deposited in accordance with this Section shall be held in trust until Maturity or redemption, as provided in Section 603; y) if Government Obligations shall have been deposited, an opinion of an independent public accountant of nationally recognized standing, selected by the Company, to the effect that the other requirements set forth in clause (b) and (c) above have been satisfied (subject to the provisions set forth above); and z) if such deposit shall have been made prior to the Maturity of such Securities or redemption, an Officer's Certificate stating the Company's intention that, upon delivery of such Officer's Certificate, its indebtedness in respect of such Securities or portions thereof will have been satisfied and discharged as contemplated in this Section.” ARTICLE FOUR Miscellaneous Provisions Section 1. This Supplemental Indenture No. 18 is a supplement to the Original Indenture. As supplemented by this Supplemental Indenture No. 18, the Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Supplemental Indenture No. 18 shall together constitute one and the same instrument. Section 2. The recitals contained in this Supplemental Indenture No. 18 shall be taken as the statements of the Company and the Guarantor, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 18. Section 3. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture No. 18 and of signature pages by PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture No. 18 as to the parties hereto and may be used in lieu of the original Supplemental Indenture No. 18 for all purposes. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page to the Supplemental Indenture] 9 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 18 to be duly executed as of the day and year first written above. PPL CAPITAL FUNDING, INC. By: /s/ Tadd J. Henninger Name: Tadd J. Henninger Title: Senior Vice President and Treasurer PPL CORPORATION By: /s/ Tadd J. Henninger Name: Tadd J. Henninger Title: Senior Vice President- Finance and Treasurer THE BANK OF NEW YORK MELLON, as Trustee By: /s/ Francine Kincaid Name: Francine Kincaid Title: Vice President